Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Henry Schein Animal Health Business

New York, New York

We hereby consent to the use in the Prospectus constituting as part of this Registration Statement on Form S-4/S-1 of our report dated September 14, 2018, relating to the combined financial statements of Henry Schein Animal Health Business, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

New York, New York

January 7, 2019